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EXHIBIT 10.1

    SHORELINE TECHNOLOGY PARK
MOUNTAIN VIEW, CALIFORNIA

LEASE AGREEMENT

BETWEEN

EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company
("LANDLORD")

AND

AEROGEN, INC., a Delaware corporation
("TENANT")

TABLE OF CONTENTS

I.	Basic Lease Information	1
II.	Lease Grant	4
III.	Adjustment of Commencement Date; Possession	4
IV.	Rent	5
V.	Compliance with Laws; Use	9
VI.	Security Deposit	12
VII.	Services	12
VIII.	Leasehold Improvements	13
IX.	Repairs, Maintenance and Alterations	14
X.	Use of Utility Services by Tenant	16
XI.	Entry by Landlord	17
XII.	Assignment and Subletting	17
XIII.	Liens	20
XIV.	Indemnity and Waiver of Claims	20
XV.	Insurance	21
XVI.	Subrogation	21
XVII.	Casualty Damage	22
XVIII.	Condemnation	23
XIX.	Events of Default	23
XX.	Remedies	24
XXI.	Limitation of Liability	25
XXII.	No Waiver	26
XXIII.	Quiet Enjoyment	26
XXIV.	Relocation. INTENTIONALLY OMITTED	26
XXV.	Holding Over	26
XXVI.	Subordination to Mortgages; Estoppel Certificate	26
XXVII.	Attorneys' Fees	27
XXVIII.	Notice	27
XXIX.	Excepted Rights	28
XXX.	Surrender of Premises	28
XXXI.	Miscellaneous	29
XXXII.	Entire Agreement	30

i

LEASE AGREEMENT

    THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the      day of             , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant").

I. Basic Lease Information.

  A.
  "Building" shall mean the building located at 2071 Stierlin Court, Mountain View, California.

  B.
  "Premises" shall mean the area shown on Exhibit A-1 to this Lease. The "Rentable Square Footage of the Premises" is deemed to be 66,096 square feet.

  C.
  "Rentable Square Footage of the Building" is deemed to be 66,096 square feet. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

  D.
  "Base Rent":

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
11/15/01—12/31/02	$34.80	$2,300,140.80	$191,678.40
1/1/03—12/31/03	$35.93	$2,374,829.28	$197,902.44
1/1/04—12/31/04	$37.10	$2,452,161.60	$204,346.80
1/1/05—12/31/05	$38.30	$2,531,476.80	$210,956.40
1/1/06—12/31/06	$39.55	$2,614,096.80	$217,841.40
1/1/07—12/31/07	$40.84	$2,699,360.64	$224,946.72
1/1/08—12/31/08	$42.16	$2,786,607.36	$232,217.28
1/1/09—12/31/09	$43.53	$2,877,158.88	$239,763.24
1/1/10—12/31/10	$44.95	$2,971,015.20	$247,584.60
1/1/11—1/29/12	$46.41	$3,067,515.36	$255,626.28

    Landlord and Tenant acknowledge that the schedule of Base Rent described above is based on the assumption that the Commencement Date (as hereinafter defined) will be November 15, 2001. If the Commencement Date is not November 15, 2001, the beginning and ending dates set forth in the above schedule with respect to the payment of any installment(s) of Base Rent shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord in the form attached hereto as Exhibit C. In the event that the Base Rent rate adjusts (up or down) on any day other than the first day of the month, Base Rent for the month on which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rent rate is applicable.

    Notwithstanding the above schedule of Base Rent to the contrary, as long as Tenant is not in default beyond any applicable notice and cure periods, Tenant shall be entitled to (i) an abatement of Base Rent (the "Abated Base Rent") for the period commencing on the actual Commencement Date and continuing for a period of seventy five (75) calendar days thereafter (the "Abatement Period"), and (ii) an abatement of Expenses and Taxes (as hereinafter defined) during the Abatement Period (the "Abated Expenses and Taxes"). Additionally, if and to the extent that Tenant's completion of its Initial Alterations (as defined in Exhibit D attached hereto) is delayed beyond the 75 day Abatement Period referred to above by reason of a Landlord Delay (as defined in Exhibit D attached hereto), then the Abatement Period, and Tenant's right to Abated Base Rent and Abated Expenses and Taxes, shall be extended as provided in Exhibit D. In the event Tenant defaults at any time during the Term following the expiration of all applicable cure periods without cure, all Abated Base Rent and Abated Expenses and Taxes shall immediately become due and payable. The payment by Tenant of the Abated Base Rent and the Abated Expenses and Taxes in the event of an uncured default as set forth in the immediately preceding sentence shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Abatement Period, only Base Rent and Expenses and Taxes shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. In the event that Tenant both (a) substantially completes the Initial Alterations (as defined in Exhibit D of this Lease) prior to the last day of the Abatement Period, and (b) commences its business operations in the Premises prior to the last day of the Abatement Period, Tenant shall commence paying Base Rent in accordance with the above Base Rent schedule and Expenses and Taxes in accordance with Article IV of this Lease on a pro rata basis based upon the portion of the Premises in which Tenant has commenced its business operations prior to the last day of the Abatement Period. In such event, the payment of such prorated Base Rent, Expenses and Taxes shall commence with the day after the date Tenant commences its business operations in the Premises. For purposes of this paragraph, the Initial Alterations shall be deemed substantially completed on the date that, in Landlord's reasonable judgment, all Initial Alterations have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant's use of the Premises.

  E.
  "Tenant's Pro Rata Share": 100%.

  F.
  "Term": A period of 122 months and 15 days. The Term shall commence on the date Landlord delivers possession of the Premises to Tenant in vacant and broom-clean condition with the Premises free from occupancy by any party, including, without limitation, Visto Corporation, Inc. (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on the date which is 122 months and 15 days after the Commencement Date (the "Termination Date"). Notwithstanding the foregoing, in no event shall the Commencement Date occur prior to November 15, 2001. Landlord and Tenant acknowledge that as of the date of this Lease, it is currently anticipated that the Commencement Date shall be November 15, 2001 (the "Anticipated Commencement Date"), and Landlord shall use its reasonable efforts to tender possession of the Premises to Tenant by November 15, 2001. In the event the Commencement Date is not November 15, 2001, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C setting forth the actual Commencement Date and the actual Termination Date.

  G.
  Tenant allowance(s): None.

  H.
  "Security Deposit": $1,200,000.00, as more fully described in Article VI of this Lease.

  I.
  "Guarantor(s)": None.

  J.
  "Broker(s)": Cornish & Carey Commercial for Landlord and CRESA Partners for Tenant.

  K.
  "Permitted Use": Office, research and development, laboratory, manufacturing, storage and other legal uses (including biotech and pharmaceutical research and development and manufacturing) as permitted by local zoning laws applicable to the Premises and otherwise permitted by the Governing Documents (as that term is defined in Article XXXI.M. below).

  L.
  "Notice Addresses":

    Tenant:

    On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

Aerogen, Inc. 1310 Orleans Drive Sunnyvale, California 94089 Attention: General Counsel Phone #: (408) 543-2400 Fax #: (408) 543-2450

Landlord:	With a copy to:
EOP-Shoreline Technology Park, L.L.C. c/o Equity Office Properties Trust 5104 Old Ironsides Drive Santa Clara, California 95054 Attention: Building Manager	Equity Office Properties Trust Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Regional Counsel—San Jose Region

    Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address: EOP Operating Limited Partnership, as agent for EOP-Shoreline Technology Park, Dept. #8824, Los Angeles, California 90084-8824.

  M.
  "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

  N.
  "Comparable Buildings" means other office and research and development type buildings in the Shoreline submarket of Mountain View, California which are perceived in the marketplace to be similar to the Project, taking into account the size, age, quality of construction and location, as such market perception may change over time, depending upon future development in the Mountain View, California area.

  O.
  "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

  P.
  "Normal Business Hours" for the Building are 7:00 a.m. to 6:00 p.m. on Business Days, and 9:00 A.M. to 2:00 P.M. on Saturdays.

  Q.
  "Property" means the Building and the parcel(s) of land on which it is located and the Building's parking area and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

  R.
  "Project" shall mean the development located on approximately 51.83 acres commonly described as Shoreline Technology Park, which includes the Building, the Property, as well as other buildings and property as outlined on Exhibit A-2 attached hereto and incorporated herein.

  S.
  "Rentable Square Footage of the Project" is deemed to be 726,508 square feet.

II. Lease Grant.

    Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any other portions of the Project that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas, lobby areas, artificial lakes, walkways, water amenities, landscaping, plaza, roads, driveways, and recreation areas (collectively, the "Common Areas"), including but not limited to that certain recreation area (the "Recreational Area") which is maintained by Landlord in the location and configuration shown on Exhibit A-3 attached hereto; provided that Tenant shall have, subject to the terms of this Lease, the exclusive right to use the corridors, elevator foyers, restrooms, vending areas and lobby areas located with the Building. Notwithstanding the foregoing to the contrary, Tenant's right to use the Recreational Area shall be subject to the right of the City of Mountain View ("City") to require that a portion of the Recreational Area be paved and used for parking purposes at a time to be determined at the discretion of the City. The area to be used for parking purposes is indicated as "Potential Parking Area" on Exhibit A-3. If the City requires the parking, Tenant shall have the non-exclusive right to use the parking spaces created thereby.

III. Adjustment of Commencement Date; Possession.

  A.
  Intentionally Omitted.

  B.
  Subject to Landlord's obligations under Section IX.B. and the provisions of this Section III.B. below, the Premises are accepted by Tenant in "as is" condition and configuration. On or before the Commencement Date, Landlord, at Landlord's sole cost and expense, shall hire The Trane Company or another HVAC/engineering company reasonably acceptable to Tenant to (i) inspect the heating, ventilating and air conditioning systems within the Premises, and (ii) certify to Landlord and Tenant that such systems are in good working order. Subject to the foregoing, by taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises, the Building or the Project. Landlord shall not be obligated to tender possession of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (i) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, in which case, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant with the Premises free from occupancy by any party, subject to Tenant's right to terminate this Lease on the Drop Dead Date (as defined in the following paragraph) if the Commencement Date has not occurred by the Drop Dead Date, and the Termination Date, at the option of Landlord, may be postponed by an equal number of days. Tenant shall have no claim for damages against Landlord as a result of any such failure to deliver possession of the Premises to Tenant, all of which are hereby waived and released by Tenant.

    Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Drop Dead Date (defined below), Tenant, in its sole and absolute discretion and as its sole remedy, shall have the right to terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Drop Dead Date, and (ii) the date on which the Commencement Date actually occurs. In such event, this

    Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent, the Letter of Credit and any Security Deposit previously advanced by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The "Drop Dead Date" shall mean the date which is 60 days after the later of November 1, 2001, the date this Lease is properly executed and delivered by Tenant, the date all prepaid rental and Security Deposits required under this Lease are delivered to Landlord, and, the date the contingency set forth in Article IV of Exhibit E of this Lease has either been satisfied or waived by the parties hereto. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the Commencement Date to occur by the Drop Dead Date, Landlord shall have the right to provide Tenant with written notice (the "Drop Dead Date Extension Notice") of such inability, which Drop Dead Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Drop Dead Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of the Drop Dead Date Extension Notice. If Tenant does not terminate this Lease within such 5 Business Day period, the Drop Dead Date automatically shall be amended to be the date set forth in Landlord's Drop Dead Date Extension Notice.

  C.
  Tenant shall not take possession of the Premises before the Commencement Date.

IV. Rent.

  A.
  Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes, franchise taxes, gross receipts taxes and excess profits taxes), if any, imposed upon or measured by Rent payable by Tenant under this Lease and levied or imposed under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the 1st full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

  B.
  Payment of Tenant's Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in

    Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

    As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year (the "Annual Statement"). Landlord shall use reasonable efforts to furnish the Annual Statement on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year as shown on the Annual Statement, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year as shown on the Annual Statement is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

  C.
  Expenses Defined. "Expenses" means the sum of (y) 100% of all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Premises, the Building, the Property, and the parking structure(s) or parking lot(s) predominantly serving the Building, and (z) the Building's allocable share of the direct and indirect costs of operating and maintaining the Common Areas of the Project, the Building's allocable share (not to exceed the rentable square footage of the Building divided by the rentable square footage of the entire Project, as the same may change from time to time) of all costs, fees, expenses or other amounts payable by Landlord to the Association, if any, and the Building's allocable share of all fees payable to the company or the Association, if applicable, managing the parking areas within the Project. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Project. "Expenses" shall include, but not be limited to:

  1.
  Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans; provided that if any employee performs services in connection with the Project and other buildings not included within the Project, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Project.

  2.
  Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services). However, in no event shall the management fees for the Premises exceed 2.5% of the Base Rent due and payable with respect to the Premises.

    3.
    The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

    4.
    Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

    5.
    Electrical Costs (defined below) and charges for HVAC, water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) subject to the provisions of Article X.A. below, costs incurred in connection with an energy management program for the Property, Building or Project; and (c) subject to the provisions of Article X.A. below, if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building and Project shall be deducted from Electrical Costs.

    6.
    The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Building and/or the Common Areas which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Building and/or the Common Areas, provided that Landlord, based on expert third party advice, reasonably believes that such improvements will reduce operating expense costs or improve the operating efficiency of the Building and/or Project and such estimated savings are substantially realized; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Building and/or the Common Areas, after the Commencement Date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 5 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

    If Landlord incurs Expenses for the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Project and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth in Section IV.C.6 above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or by other tenants or third parties; costs in connection with leasing space in the Building, including attorneys' fees, advertising costs and brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; all "tenant allowances", "tenant concessions" and other costs or expenses incurred in completing fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or vacant leaseable space in the Project, except in connection with general maintenance and repairs provided to the tenants of the Project in general; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Project under their respective leases; costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Project; fines or penalties incurred as a result of violation by Landlord of any applicable Laws; or any costs or expense related to removal, cleaning, abatement or remediation of "hazardous materials" in or about the Building, Common Area, Property or Project, including, without limitation, hazardous substances in the ground water or soil (including but not limited to any release or emission of hydraulic fluids from the elevator lifts at the Project), except to the extent caused by the release or emission of hazardous materials by Tenant, or except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property. If the Project is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Project at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Project had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Project during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Project.

  D.
  Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building, Property and/or Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Project's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Project; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Project; and (3) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, gross receipts, excess profits, capital levy, franchise, transfer, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes or refund of Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

    Tenant shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to, or assessed against, its personal property, and its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord prior to the delinquency of such taxes. In the event that the tenant improvements in the Building which correspond to the Initial Alterations, as defined in this Lease, are assessed and taxed separately by the applicable taxing authority, then Tenant shall be liable and shall pay that portion of the Taxes applicable to the value of the Initial Alterations in the Premises based on the value attributed thereto by the applicable taxing authority to either (a) the applicable taxing authority prior to the delinquency of such taxes in the event Tenant is billed directly by such taxing authority, or (b) the Landlord within 30 days after written demand, in the event Landlord is billed directly by the applicable taxing authority.

  E.
  Audit Rights. Tenant may, within 90 days after receiving Landlord's Annual Statement (as defined in Section IV.B above) give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Project, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 4%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and Taxes and shall be barred from raising any claims regarding the Expenses and Taxes for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses and Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses and Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due.

V. Compliance with Laws; Use.

  A.
  The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or the Project or interferes with the operation of the Building or the Project. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Project attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations. Except for Tenant's obligation to comply with the ADA as set forth above, nothing herein shall require Tenant to comply with Laws or requirements of public authorities which require the installation of new or additional structural, seismic, mechanical, electrical, plumbing or fire/life safety systems on a Project-wide basis without reference to the particular use of Tenant or any Alterations (including the Initial Alterations) performed by Tenant ("Project-Wide Laws"). Subject to Tenant's obligation to comply with the ADA as set forth above, Landlord will, at Landlord's expense (except to the extent properly included in Expenses), perform all acts required to comply with such Project-Wide Laws as the same affect the Premises, the Building and the Project. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control.

  B.
  As used in this Lease, "Hazardous Materials" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment including but not limited to (i) oil and petroleum products, (ii) radioactive materials, (iii) asbestos and asbestos-containing materials, (iv) polychlorinated biphenyls and (v) substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; the California Hazardous Waste Control Act, Health and Safety Code §§25330, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code §§25249.5, et seq.; California Health and Safety Code §§25280, et seq. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code §§25170, et seq. (Hazardous Materials Release Response Plans and Inventory); the California Porter-Cologne Water Quality Control Act, Water Code §§13000, et seq.; all as amended. As used in this Lease, "Environmental Laws" shall mean all local, state, or federal laws, statutes, ordinances, rules and regulations now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, manufacture, handling, treatment, transportation, production, disposal, discharge, distribution, release, recycling, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material. Tenant shall, at Tenant's sole cost and expense, comply with all Environmental Laws applicable to its operations within the Premises and will at its sole expense obtain, procure and comply with all permits, licenses and other governmental approvals required for Tenant's Permitted Use of the Premises. Tenant shall not and shall not permit any other party to use, manufacture, handle, treat, transport, produce, dispose of, discharge, distribute, release, recycle, emit, sell, or store any Hazardous Materials in violation of any Environmental Laws, on or around the Premises or the surrounding property during the term of this Lease. Landlord and Tenant may use, in compliance with all applicable laws, including Environmental Laws, reasonable amounts of non-toxic, non-flammable office and janitorial supplies and products typically used in buildings similar to the Premises and which are sold over the counter to the public at retail, and, in addition, during the construction of Tenant's Initial Alterations and subsequent alterations, Landlord and Tenant may use ordinary and necessary building materials and containerized petroleum products stored and used in compliance with all applicable Environmental Laws. In addition to the foregoing, and notwithstanding any other provisions in this Lease, Landlord acknowledges and agrees that Tenant may use, research, develop, test, manufacture, handle, treat, transport, produce, dispose of, distribute, sell or store, in compliance with all applicable Environmental Laws, Hazardous Materials, chemicals, drugs, drug compounds, controlled substances, pharmaceuticals and other materials used by Tenant now or in the future in its biotechnology and pharmaceutical business as reflected in Tenant's periodic Hazardous Materials Management Plans and other reports and disclosures filed by Tenant with applicable governmental agencies (collectively, "Tenant's Hazardous Material Filings"). Tenant shall deliver true and complete copies of all of Tenant's Hazardous Material Filings to Landlord concurrent with its delivery of Tenant's Hazardous Material Filings to the applicable government agencies. In all events, Tenant shall comply with all Laws pertaining to and governing the use, generation, storage and transportation of these materials by Tenant and Tenant shall remain solely liable for the costs of abatement, removal and remediation. Tenant shall indemnify, defend and hold Landlord and its officers, directors, employees, partners, affiliates, subsidiaries, shareholders, agents, lenders, attorneys, successors and assigns harmless from and against all claims, damages, liabilities, losses, fines, penalties, consequential damages, costs and expenses, demands, causes of action, judgments and attorneys' and consultant's fees, whether foreseeable or unforeseeable, directly or indirectly arising out of Tenant's and Tenant's Parties' use, handling, generation, storage, disposal, exposure of others to, emission or release of Hazardous Materials on or about the Premises. The foregoing indemnity obligations shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification of the Premises, Building or other properties and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of the Lease. Upon request by Landlord from time to time, Tenant shall make a reasonable demonstration to Landlord that Tenant has been and will continue to store, handle and dispose of any such Hazardous Materials in a manner that protects health, safety and the environment and complies with all applicable Environmental Laws. The factors to be addressed in any such demonstration shall include, but may not be limited to: (i) a description of the approximate quantities of each Hazardous Material used, (ii) a description of how the Hazardous Materials have been and will be stored (e.g. use of fire safety cabinets, description of designated areas, evidence showing that incompatible materials will not be stored near each other, etc.), (iii) a description of the hazardous properties of the materials (including delivery of a MSDS for each such material), (iv) description of safeguards used by Tenant to ensure that only properly trained employees will have access to the Hazardous Materials, and (v) a description of how the materials have been and will be used in the manufacturing or research process and how any byproducts of the process or any unused materials have been and will be disposed of. Tenant may, in its sole and absolute discretion, condition the making of any such demonstration upon the receipt by Tenant from Landlord of a reasonable confidentiality agreement pursuant to which Landlord agrees to keep confidential the information provided in the demonstration by Tenant.

    Landlord represents that, to its knowledge based solely upon the actual knowledge of Teresa Marks, property manager for the Building, except as disclosed in that certain Phase I

    Environmental Report of Shoreline Technology Park (Phases I and II) dated October 30, 1996 prepared by Property Solutions Incorporated, and subsequent Report Review and Supplemental Environmental Information Review dated December 13, 1996 by Haley & Aldrich, Inc., the Building and the Premises are free of Hazardous Materials in amounts and conditions which are in violation of applicable Environmental Laws.

VI. Security Deposit.

    The Security Deposit shall be in the form of an irrevocable letter of credit (the "Letter of Credit") which shall: (a) be in the amount of $1,200,000.00; (b) be issued on the form attached hereto as Exhibit G; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord; and (e) be annually renewable so as to expire no earlier than 60 days after the Termination Date of this Lease. The Letter of Credit shall be delivered to Landlord within 10 Business Days of the execution of this Lease by Tenant, but in no event prior to the Prior Tenant's execution and delivery of the Prior Tenant Modification Agreement referred to in Section IV of Exhibit E. The Security Deposit shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent (following the expiration of any applicable cure period without cure) or to cure any uncured default by Tenant (following the expiration of any applicable cure period without cure). If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return the Letter of Credit (subject to any permissible draws made upon the Letter of Credit) and any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. Notwithstanding the foregoing to the contrary, if Tenant is not in default at the termination of this Lease, Landlord shall return the Letter of Credit (subject to any permissible draws made upon the Letter of Credit) and any unapplied balance of the Security Deposit to Tenant within 60 day(s) after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit, provided that Landlord has first notified Tenant and made demand upon Tenant for such amounts, and Tenant has failed to pay such estimate of unreconciled Expenses and/or Taxes to Landlord within 10 days of the date of Landlord's demand upon Tenant. Such estimate shall be final and binding upon Tenant. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

VII. Services.

  A.
  Subject to the provisions of Article X below, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to, heating, ventilation and air-conditioning, electricity, water, light, power, trash pick-up, sewer charges, telephone, janitorial and interior Building security services and all other utility services supplied to the Premises, and all taxes and surcharges thereon. Landlord agrees to maintain and repair the Property as described in Article IX.B. Tenant shall have access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to events of Force Majeure, the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

  B.
  Any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Furthermore, in no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII. Leasehold Improvements.

    Upon the expiration or earlier termination of this Lease, Tenant shall have the right to remove from the Premises all of Tenant's laboratory and related equipment, fixtures, trade fixtures, inventory and removable personal property which has been installed and paid for by Tenant (collectively, "Tenant's FF&E"), provided that Tenant returns the Premises to Landlord broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire and other casualty for which Landlord is required to make repairs hereunder excepted. All improvements (other than Tenant's FF&E) to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project; (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with improvements to buildings of this kind; and (3) all laboratory equipment, benches, laboratory casework, hoods, cleanrooms, lab walls and equipment yard (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables and Tenant's FF&E. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables or the Tenant's FF&E. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), or the Initial Alterations (defined in Exhibit D) may request in writing that Landlord advise Tenant whether the Alteration or the Initial Alterations, as the case may be, or any portion of the Alteration or the Initial Alterations, as the case may be, will constitute a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall reasonably advise Tenant in writing as to which portions of the Alteration or the Initial Alterations, as the case may be, if any, will constitute Required Removables.

IX. Repairs, Maintenance and Alterations.

  A.
  Tenant's Repair and Maintenance Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and non-structural repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair (including the replacement of any applicable improvements and appurtenances when necessary), reasonable wear and tear and casualty damage excepted. Tenant's repair and replacement obligations include, without limitation, repairs to and replacements of: (1) floor covering; (2) interior partitions; (3) doors; (4) walls and wall coverings; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project; (6) private showers and kitchens, including hot water heaters, and similar facilities; (7) mechanical (including HVAC), plumbing fixtures, sewer connections (within the Building), wiring, electrical, lighting, and fire, life safety equipment and systems serving the Building and the Premises; (8) interior and exterior windows, glass and plate glass; (9) ceilings; (10) roof membrane(s) and roof penetrator(s); (11) skylights; (12) fixtures and equipment; (13) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. In addition, Tenant shall, at its sole cost and expense, provide janitorial service to the Premises in a manner consistent with Comparable Buildings. The janitorial service to be provided by Tenant shall include, but not be limited to, the obligation to clean the exterior windows and to keep the interior of the Premises such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. Tenant shall also enter into and keep and maintain in effect, service contracts reasonably acceptable to Landlord with contractors reasonably acceptable to Landlord for the maintenance of those systems servicing the Building as Landlord may reasonably designate, including, without limitation, the HVAC, electrical and life safety systems of the Building. Without limiting the foregoing, Tenant shall, at Tenant's sole cost and expense, (a) promptly replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) promptly repair any damage caused by Tenant, Tenant's agents, employees, invitees, visitors, subtenants or contractors. If Tenant fails to make any repairs or replacements to the Premises or fails to perform the required janitorial work in the Premises at the level required for more than 15 days after written notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs or replacements or perform the janitorial work, as the case may be, and Tenant shall pay the reasonable cost of the repairs, replacements or janitorial work, as the case may be, to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 6% of the cost of the work performed. In addition, in the event Tenant fails to make any required repairs or provide the required janitorial services to the Premises and such failure continues beyond the applicable cure period provided in Article XIX.B. below, such failure shall constitute a default under this Lease. Tenant shall maintain written records of maintenance and repairs and shall use certified technicians to perform any such maintenance and repairs.

  B.
  Landlord's Repair Obligations. Landlord shall keep and maintain in good repair and working order (in accordance with standards generally comparable to those observed in Comparable Buildings) and make repairs to and perform maintenance upon: (1) the structural elements of the Building, including, without limitation, the columns, footings, structural floor, interior load bearing and exterior walls; (2) Common Areas, including, without limitation, parking structures and parking areas, driveways, sidewalks, landscaping, irrigation and lighting systems, except that Tenant shall pay for its share of the maintenance and repairs to such Common Areas to the extent such costs are properly included in Expenses; (3) the roof of the Building, including roof screens, but excluding the roof membrane; and (4) elevators (if any) serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

  C.
  Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building or the Project (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not adversely affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific reputable contractors with respect to Building systems); copies of contracts; necessary permits and approvals; and evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord. If, after receiving bids from Landlord's specified contractors with respect to the Building Systems, Tenant reasonably believes that one or more of the bids quoted by Landlord's specified contractors is significantly higher than the applicable market rate for such work, Tenant may, in the alternative, utilize alternative contractors in connection with such work, provided that any such alternative contractors shall be subject to the prior review and reasonable approval of Landlord. Changes to the plans and specifications must also be submitted to Landlord for its reasonable approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building and the Project. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and the Project. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for reasonable third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations as follows: (a) in the event the cost of any non-Cosmetic Alterations in the Premises are less than or equal to $100,000 during any calendar year, Tenant shall pay no oversight and coordination fee to Landlord; (b) in the event the cost of any non-Cosmetic Alterations in the Premises are greater than $100,000 but less than or equal to $300,000 during any calendar year, Tenant shall pay to Landlord an oversight and coordination fee equal to 3% of the total cost of the non-Cosmetic Alterations performed during such calendar year; and (c) in the event the cost of any non-Cosmetic Alterations in the Premises are greater than $300,000 during any calendar year, Tenant shall pay to Landlord an oversight and coordination fee equal to 1.5% of the total cost of the non-Cosmetic Alterations performed during such calendar year, up to a maximum amount of $25,000 for each of such non-Cosmetic Alterations. Notwithstanding the foregoing to the contrary, in no event shall Tenant be obligated to pay Landlord a fee for Landlord's oversight and coordination of the Initial Alterations (as defined in Exhibit D). Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. The Landlord acknowledges that Tenant's Initial Alterations will include construction and installation of laboratories, cleanrooms, laboratory equipment, benches, case work, hoods, lab walls and equipment yard, subject to Landlord's review and approval of the Tenant's plans as provided in the Work Letter.

X. Use of Utility Services by Tenant.

  A.
  Electricity, gas, water and other utility services used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Expenses (except as provided in Section X.B. for excess usage); (2) by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; or (3) by separate charge billed by the applicable utility company and payable directly by Tenant. Electricity shall initially be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. In the event Landlord subsequently elects to provide electricity to the Premises and bill Tenant in the manner set forth in either subclause (1) or subclause (2) above, then electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges, provided that any such provider chosen by Landlord shall be subject to the prior approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. In such event, subject to Tenant's approval rights set forth in the immediately preceding sentence, Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. If Landlord elects to change the method of electricity delivery and payment to the Premises as provided in subclause (1) or subclause (2) above, then Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord.

  B.
  Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI. Entry by Landlord.

    Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building or the Project, including other tenants' premises. Except in emergencies or to provide janitorial service (if Landlord so elects in accordance with Article IX.A. above) and other regularly scheduled services after Normal Business Hours, Landlord shall provide Tenant with at least 24 hours prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, upon at least 72 hours prior notice to Tenant and consultation with Tenant (except in the event of an emergency or except as may be otherwise required by any governmental entity, in which event no prior notice need be given and no prior consultation need be made), Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord in accordance with this Article XI shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, Tenant, at its own expense, may provide its own locks to one or more areas within the Premises (each a "Secured Area"), provided that in no event shall the total amount of space constituting Secured Areas exceed 10% of the Premises, in the aggregate. Tenant need not furnish Landlord with a key, but upon the Termination Date or earlier expiration or termination of Tenant's right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant at least 24 hours in advance, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. Landlord shall comply with all reasonable rules, regulations and procedures as Tenant may from time to time establish with respect to entry to such Secured Area, including limitation as to time of entry, purpose of entry and controls by Tenant with respect to the conduct of such entry (including accompaniment by designated representatives of Tenant), provided that Tenant gives Landlord at least 30 days' prior written notice of all such rules, regulations and procedures and provided that all Secured Areas are clearly marked in the Premises. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, subject to the penultimate sentence of this Section X.B., Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. In the event of such an emergency in the Building or the Premises which Landlord reasonably determines requires access by Landlord, Landlord shall make reasonable efforts to notify Tenant's designated employees as soon as reasonably possible, taking into account the nature of the emergency, Landlord's access to communications facilities and other reasonable factors. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

XII. Assignment and Subletting.

  A.
  Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not elect to exercise its termination rights (if any) under Section XII.B below. Landlord acknowledges and agrees that Landlord has no termination rights under Section XII.B. below during the initial 122 month and 15 day term of this Lease. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria

    Landlord uses to select Project tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building or the Project considering the business of the other tenants and the Project's prestige, or would result in a violation of another tenant's rights under its lease; (3) the proposed transferee is a governmental agency or occupant of the Project; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Project, Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Tenant shall not be entitled to receive any consequential, special or indirect damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

  B.
  As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. During the initial Term of this Lease, Landlord shall have the right, by providing written notice to Tenant within 20 days of its receipt of the required information and documentation, to either consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord, or reasonably refuse to consent to the Transfer in writing specifying with particularity the Landlord's basis for refusing consent. During the Renewal Term or any extension of the initial Term of the Lease, Landlord shall have the right, by providing written notice to Tenant within 20 days of its receipt of the required information and documentation, to either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing specifying with particularity the Landlord's basis for refusing consent; or (2) exercise its right to terminate this Lease with respect to the entire Premises, if Tenant is proposing to assign the Lease, or with respect to the portion of the Premises that Tenant is proposing to assign or sublet if the proposed sublease (if approved) would result in 50% or more of the Tenant's Premises being subject to sublease. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $1,250.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $1,250.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

  C.
  All rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer shall be retained by Tenant until such time as Tenant has recouped all reasonable brokerage fees and reasonable attorneys' fees incurred in connection with such Transfer, plus the unamortized costs Tenant incurred in connection with the construction of the Initial Alterations (as specified in the Initial TI Cost Sheet but specifically excluding all costs and expenses for furniture, trade fixtures and equipment), but in no event shall the amount of such unamortized costs of its Initial Improvements so recouped by Tenant exceed $5,000,000.00. The phrase "other consideration" used herein shall mean all monies, property and other consideration paid or payable to Tenant for the Transfer and for all property in the

    Premises included in such Transfer, including, without limitation, Initial Alterations and Leasehold Improvements of Tenant, but excluding Tenant's Property. For purposes of this Section XII.C. only, the term "Tenant's Property" shall be as defined in Article XV of this Lease but shall also be deemed to include goodwill, the going concern value of Tenant's business, Tenant's technology and products, Tenant's trade name, Tenant's trade marks, Tenant's service marks, Tenant's patents, Tenant's copyrights, Tenant's customer lists and any other intangible personal property associated with Tenant's business, but in no event shall it be deemed to include Tenant's interest under this Lease. Once Tenant has received from the excess Rent payable in connection with any Transfer(s) hereunder its reasonable brokerage fees and reasonable attorneys' fees incurred in connection with the Transfer plus Tenant's full remaining unamortized cost of constructing the Initial Alterations (not to exceed $5,000,000.00), then Tenant shall thereafter pay 50% of all excess Rent actually received by Tenant in connection with any Transfer(s) under this Lease to Landlord within 30 days after Tenant's actual receipt of such excess consideration. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

  D.
  Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

  E.
  So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article XII, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) the Permitted Use does not allow the Premises to be used for retail purposes; (3) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer (except in the event of a merger or consolidation, in which event Tenant shall give Landlord written notice no later than 10 days after the effective date of the proposed merger or consolidation); (4) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a net worth which is at least equal to the Tenant's net worth at the date of this Lease. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) "parent" shall mean a company which owns a majority of Tenant's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) "affiliate" shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

XIII. Liens.

    Tenant shall not permit mechanic's or other liens to be placed upon the Project, Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV. Indemnity and Waiver of Claims.

  A.
  Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI), and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any breach of this Lease by Tenant, any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

  B.
  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with any breach of this Lease by Landlord or the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

  C.
  Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building or the Project; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV. Insurance.

    Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00; (2) All Risk Property/Business Interruption Insurance, (excluding flood and earthquake), written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state of California and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk property insurance on the Building, the Initial Alterations and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease) at full replacement cost value (excluding any deductibles), as reasonably estimated by Landlord. In addition, Landlord shall at all times during the Lease Term and as part of Expenses, procure or cause to be procured and continued comprehensive general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00), combined single limit to protect Landlord against liability for injury to or death of any person or damage to property in connection with the use, occupancy, operation or condition of the Building and the Project. The cost of such insurance shall be included as a part of the Expenses, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI. Subrogation.

    Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Project, the Building, the Premises, any additions or improvements to the Project, Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII. Casualty Damage.

  A.
  If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building or the Project shall be materially damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building or the Project, as the case may be, shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building or the Project in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building or the Project occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building, the Initial Alterations and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord, provided that if Landlord does not have sufficient insurance proceeds to substantially complete the restoration of the Leasehold Improvements in the Premises and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant and Tenant, within 10 days thereafter, shall have the right to terminate this Lease by the giving of written notice to Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease. If Landlord has the right to terminate this Lease pursuant to this Article XVII, Landlord agrees to exercise such right in a nondiscriminatory fashion among leases affecting the Project. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: Length of term remaining on the Lease, time needed to repair and restore, costs of repair and restoration not covered by insurance proceeds, Landlord's plans to repair and restore Common Areas serving the Premises, Landlord's plans for repair and restoration of the Building, and other relevant factors of Landlord's decision as long as they are applied to Tenant in the same manner as other tenants.

  B.
  If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 365 days from the date of such casualty, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Notwithstanding the foregoing, if neither Landlord nor Tenant have exercised their respective rights to terminate this Lease and if Landlord does not substantially complete the repair and restoration of the Premises within 16 months of the date of such casualty, which period shall be extended to the extent of any Reconstruction Delays (as hereinafter defined), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean any delays caused by Tenant.

  C.
  The provisions of this Lease, including this Article XVII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

XVIII. Condemnation.

    Either party may terminate this Lease if the whole or any material part of the Premises or parking for the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord and Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building, Property, or Project which would leave the remainder of the Building or the Project unsuitable for use as an office building or an office park, as the case may be, in a manner comparable to the use of the Building and/or Project prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Project, Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises, the Rentable Square Footage of the Project and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property, Tenant's reasonable relocation expenses and for interruption of or damage to Tenant's business, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

XIX. Events of Default.

    Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

  A.
  Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 days after written notice to Tenant ("Monetary Default").

  B.
  Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if

    Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

  C.
  Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

  D.
  The leasehold estate is taken by process or operation of Law.

  E
  In the case of any ground floor or retail Tenant, Tenant does not take possession of, or abandons all or any portion of the Premises.

  F.
  Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Project, including, without limitation, any lease or agreement for parking.

XX. Remedies.

  A.
  Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

  1.
  Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

  (a)
  The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

  (b)
  The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;

  (c)
  The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided;

  (d)
  Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

  (e)
  All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

      The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus three percent (3%). For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

    2.
    Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

    3.
    Notwithstanding Landlord's exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.
  B.
  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

  C.
  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

  D.
  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

  E.
  This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable Law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI. Limitation of Liability.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROJECT. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROJECT FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR

PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROJECT" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, PROCEEDS FROM SALE (AFTER DEDUCTING AMOUNTS PAYABLE PURSUANT TO ANY MORTGAGE OR OTHER LIEN ENCUMBERING THE PROJECT) AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

XXII. No Waiver.

    Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. Quiet Enjoyment.

    Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV. Relocation. INTENTIONALLY OMITTED.

XXV. Holding Over.

    Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI. Subordination to Mortgages; Estoppel Certificate.

    Subject to Tenant's receipt of a non-disturbance, subordination and attornment agreement in favor of Tenant as provided below in this Article XXVI, Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building, the Property or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Landlord represents and warrants to Tenant that as of the date of this Lease there is no mortgage, deed of trust or ground lease encumbering the Project.

Notwithstanding anything in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence from and after the date of this Lease. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

XXVII. Attorneys' Fees.

    If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. Notice.

    If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX. Excepted Rights.

    This Lease does not grant any rights to light or air over or about the Building or the Project. Subject to the provisions of Article XI of this lease, Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone and electrical closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of building services, (4) rights to the land and improvements below the floor of the Premises and the Project, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building and/or the Project. Notwithstanding the foregoing to the contrary, and subject to the terms of Article XI above, Tenant shall have the right to access the areas specified in subclauses (1), (2), (3) and (7) above. Landlord has the right to change the name or address of the Building and/or the Project, provided that Landlord will give Tenant at least 30 days prior notice with respect to a change in the Building's street address that will prohibit Tenant from receiving mail at its current address. Landlord also has the right to make such other changes to the Project, Property and Building as Landlord deems reasonably appropriate, provided the changes do not materially affect (1) Tenant's ability to use the Premises for the Permitted Use, (2) Tenant's ability to gain access to and ingress and egress from the Premises, and (3) the accessibility and availability of Tenant's parking. Landlord shall also have the right (but not the obligation) to temporarily close the Building and/or the Project if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or the Project or of personal injury to Landlord's employees or the occupants of the Building and/or the Project. The circumstances under which Landlord may temporarily close the Building and/or the Project shall include, without limitation, electrical interruptions, hurricanes, earthquakes and civil disturbances. A closure of the Building and/or the Project under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX. Surrender of Premises.

    At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's FF&E (defined in Article VIII) and Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire and other casualty for which Landlord is required to make repairs hereunder excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's FF&E or Tenant's Property within 5 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property and Tenant's FF&E. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property or Tenant's FF&E. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property and Tenant's FF&E. In addition, if Tenant fails to remove Tenant's Property or Tenant's FF&E from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property and Tenant's FF&E to be abandoned, and title to Tenant's Property and Tenant's FF&E shall be deemed to be immediately vested in Landlord.

XXXI. Miscellaneous.

  A.
  This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

  B.
  Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

  C.
  Landlord and Tenant hereby waive any right to trial by jury.

  D.
  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

  E.
  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Project, Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder from and after the date of such sale, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease either by contractual obligation, assumption agreement or by operation of Law.

  F.
  Landlord and Tenant each represents to the other that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and Broker, provided that in no event shall Landlord be obligated to pay a commission to Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and Broker.

  G.
  Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities.

    Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

  H.
  Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

  I.
  The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Landlord's and Tenant's respective obligations under Articles IV, VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

  J.
  Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

  K.
  All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

  L.
  Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

  M.
  This Lease shall be subject to the terms and conditions of that certain Declaration Of Covenants, Conditions And Restrictions Of Shoreline Technology Park ("Declaration") imposing certain covenants, conditions and restrictions on the use and management of Shoreline Technology Park ("the Governing Documents"). Any failure to comply with the Governing Documents (after the expiration of the applicable notice and cure period hereunder) shall be a default under the terms of this Lease.

XXXII. Entire Agreement.

    This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Project), Exhibit A-3 (Outline and Location of Recreational Area), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter), Exhibit E(Additional Provisions), Exhibit F (Parking Agreement) and Exhibit G (Form of Letter of Credit).

    Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company
By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member
	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner
By:
Name:
Title:
TENANT:
AEROGEN, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

    This Exhibit is attached to and made a part of the Lease dated as of the      day of            , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant") for space in the Building located at 2071 Stierlin Court, Mountain View, California.

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EXHIBIT A-2

OUTLINE AND LOCATION OF PROJECT

    This Exhibit is attached to and made a part of the Lease dated as of the      day of            , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant") for space in the Building located at 2071 Stierlin Court, Mountain View, California.

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EXHIBIT A-3

OUTLINE AND LOCATION OF RECREATIONAL AREA

    This Exhibit is attached to and made a part of the Lease dated as of the      day of            , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant") for space in the Building located at 2071 Stierlin Court, Mountain View, California.

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EXHIBIT B

BUILDING RULES AND REGULATIONS

    The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property, the Project and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1.
Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Property or Project.

2.
Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.
Except as provided in Exhibit E of this Lease, no signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building or Project, except those of such color, size, style and in such places as are first reasonably approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises, Building or Project except by Landlord's maintenance personnel.

4.
Intentionally Omitted.

5.
Tenant shall not place any lock(s) on any door in the Premises, Building or Project without Landlord's prior reasonable written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises (except for keys to the Secured Area). A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. Landlord acknowledges that Tenant may, subject to the terms of this Lease (including the obligation to obtain Landlord's reasonable prior consent and approval), install a "key card" system whereby each of Tenant's employees may gain access to the Premises through a key card pass. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.
All contractors, contractor's representatives and installation technicians performing work in the Building and/or the Project shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be required to comply with Landlord's standard reasonable rules, regulations, policies and procedures, which may be revised from time to time.

7.
Movement in or out of the Building or the Project of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner reasonably required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss, except to the extent due to the negligence of Landlord or Landlord's agents, contractors or employees.

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8.
Landlord shall have the right to reasonably approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building and/or Project by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.
Intentionally Omitted.

10.
Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Project, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Project, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building or Project that might, in Landlord's sole reasonable opinion, constitute a nuisance.

11.
No animals, except those assisting handicapped persons, and no aquariums shall be brought into the Building or the Project or kept in or about the Premises.

12.
Intentionally Omitted.

13.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.
Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or unreasonably interfere with Landlord's or any other tenant's or occupant's business or unreasonably interfere with the rights and privileges of any person lawfully in the Building and/or the Project ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.
Tenant shall not install, operate or maintain in the Premises or in any other area of the Building or the Project, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building and/or the Project.

16.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, licensees and invitees and then only if the operation does not violate the lease of any other tenant in the Building or the Project.

17.
Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas reasonably designated by Landlord, which shall be of a size large enough to accommodate Tenant's reasonable requirements for bicycle parking.

18.
Landlord may from time to time adopt reasonable systems and reasonable procedures for the security and safety of the Building, the Project and their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable systems and procedures so long as the same do not adversely affect (i) Tenant's ability

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  to use the Premises for the Permitted Use, (ii) Tenant's access to and ingress and egress to and from the Premises, and (iii) the accessibility and availability of Tenant's parking.

19.
Landlord shall have the right to prohibit the use of the name of the Building and/or the Project or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building and/or the Project or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.
Tenant shall not canvass, solicit or peddle in or about the Building, the Property or the Project.

21.
Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building or Project. Landlord shall have the right to designate the Building (including the Premises) and/or the Project as a non-smoking building or area.

22.
Landlord shall have the right to reasonably designate and approve standard window coverings for the Premises and to establish reasonable rules to assure that the Building and Project present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23.
Deliveries to and from the Premises shall be made only in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might unreasonably interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24.
If Landlord elects to perform janitorial work in the Premises as provided in Article IX.A. of the Lease, the work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT C

COMMENCEMENT LETTER
(EXAMPLE)

Date
Tenant Address

Re:
Commencement Letter with respect to that certain Lease dated as of the      day of            ,      , by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company, as Landlord, and AEROGEN, INC., a Delaware corporation, as Tenant, for 66,096 rentable square feet on the first and second floors of the Building located at 2071 Stierlin Court, Mountain View, California.

Dear                         :

    In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

  1.
  The Commencement Date of the Lease is                         ;

  2.
  The Termination Date of the Lease is                         .

    Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,
Property Manager
Agreed and Accepted:
Tenant:
By:
Name:
Title:
Date:

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EXHIBIT D

WORK LETTER

    This Exhibit is attached to and made a part of the Lease dated as of the      day of            , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant") for space in the Building located at 2071 Stierlin Court, Mountain View, California.

As used in this Work Letter, the "Premises" shall be deemed to mean the Premises, as initially defined in the attached Lease.

I.  Alterations.

  A.
  Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article IX of the Lease, including, without limitation, reasonable approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall advise Tenant in writing within 5 Business Days after Landlord's receipt of each of Tenant's space plans, working drawings and construction drawings if the Landlord disapproves such plans or drawings. Landlord shall state the reason(s) for such disapproval in its written notification to Tenant. If Landlord disapproves the applicable plans or drawings, then within 3 Business Days after Tenant's receipt of such disapproval, Tenant shall cause the applicable plans or drawings to be revised to correct any such problems identified by Landlord that Landlord may require. Within 3 Business Days of Landlord's receipt of such revised plans or drawings, Landlord shall advise Tenant in writing if the Landlord again disapproves of such revised plans or drawings, and stating the reason(s) for such disapproval. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not provide current financial statements reasonably acceptable to Landlord, or (iv) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

  B.
  Notwithstanding the provisions of Article I.F of the Lease to the contrary, the Abatement Period shall be extended by the number of days of delay of the "substantial completion of the Initial Alterations", as that term is defined below, which delay is caused solely by a "Landlord Caused Delay". For purposes of this Exhibit D, a "Landlord Caused Delay" shall mean only (1) an actual delay resulting from the failure of Landlord to timely furnish information or approve or disapprove Tenant's plans and drawings for the Initial Alterations as provided in Section I.A. above, and (2) any action or inaction by Landlord or its agents, employees,

1

    vendors or contractors which actually delays Tenant's construction and completion of the Initial Alterations. A Landlord Caused Delay shall not include any delay in the substantial completion of the Initial Alterations for any other reason, including but not limited to a delay (i) caused by the inability of Landlord to recapture the Premises from an existing tenant or occupant of the Premises or to regain the legal right to possession thereof, it being agreed that the rights and obligations of the parties hereto resulting from such circumstances shall be governed by the provisions of Article III. of the Lease, (ii) due to compliance with or additional burdens resulting from the Landlord's Contractor Rules and Regulations and the Building Rules and Regulations, or (iii) resulting from the access needs of other tenants or occupants of the Building. If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing (the "Delay Notice") within 10 Business Days of the date upon which such Landlord Caused Delay becomes known to Tenant. Tenant's failure to deliver such notice to Landlord within the required time period shall be deemed to be a waiver by Tenant of the contended Landlord Caused Delay to which such notice would have related. If such actions, inaction or circumstances described in the Delay Notice are not cured by Landlord within 3 Business Days of receipt of the Delay Notice, and if such actions, inaction or circumstances otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date upon which such Landlord Caused Delay ends (the "Delay Termination Date"). For purposes of this Paragraph B, "substantial completion of the Initial Alterations" shall mean completion of construction of the Initial Alterations in the Premises pursuant to the final plans approved by Landlord with the exception of any punch list items, any furniture, fixtures, work-stations, built-in furniture or equipment (even if the same requires installation or electrification by Tenant's agents).

  C.
  This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

2

    Landlord and Tenant have executed this Exhibit as of the day and year first above written.

LANDLORD:
EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company
By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member
	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner
By:
Name:
Title:
TENANT:
AEROGEN, INC., a Delaware corporation
By:
Name:
Title:

3

EXHIBIT E

ADDITIONAL PROVISIONS

    This Exhibit is attached to and made a part of the Lease dated as of the      day of            , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant") for space in the Building located at 2071 Stierlin Court, Mountain View, California.

I.  RENEWAL OPTION.

  A.
  Grant of Option; Conditions. Tenant shall have the right to extend the Term (the "Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:
  1.
  Landlord receives notice of exercise ("Initial Renewal Notice") not less than 12 full calendar months prior to the expiration of the initial Term and not more than 18 full calendar months prior to the expiration of the initial Term; and

  2.
  Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

  3.
  No more than 50% of the Premises, in the aggregate, is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

  4.
  The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.
  B.
  Terms Applicable to Premises During Renewal Term.
  1.
  The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article IV of the Lease.

  2.
  Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with Article IV of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expense and the Base Year, if any, applicable to such matter, shall be one of the factors considered in determining the Prevailing Market Rate for the Renewal Term.
  C.
  Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord

1

    with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") within 10 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

  D.
  Arbitration Procedure.
  1.
  If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Shoreline/Mountain View, California area, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

  2.
  Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any

2

      appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

    3.
    If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.
  E.
  Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

  F.
  Definition of Prevailing Market. For purposes of this Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Project and Comparable Buildings. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs, tenant improvement allowances and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes but shall specifically exclude the value of all Initial Alterations and subsequent Leasehold Improvements (as both terms are defined in the Lease) installed in the Premises by or for the benefit of Tenant (other than Initial Alterations or Leasehold Improvements, if any, paid for through tenant improvement allowance(s) subsequently provided by Landlord after the date of this Lease). The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

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II.  SATELLITE DISH.

A.	1.	Tenant shall have the right, in consideration for payments of $250 per month (the "Original Dish/Antenna Payments"), to lease space on the roof of the Building for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining one (1) TV antenna and two (2) 3' diameter satellite dishes (collectively, the "Original Dish/Antenna"). Upon each and every anniversary date of the Commencement Date of this Lease during the initial Term, and during any renewal Term hereof, if any, the monthly Original Dish/Antenna Payments referenced above shall increase by 3%, rounded to the nearest dollar, from the rate in effect at the end of the immediately preceding year. The Original Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Article IV of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed one hundred (100) square feet (the "Original Roof Space"). In addition, subject to availability (as determined by Landlord in Landlord's reasonable discretion), Tenant shall have the option from time to time to lease additional space on the roof of the Building for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining additional dish, antenna or other communication devices not to exceed 36 inches in diameter (the "Additional Dish/Antenna"), if (i) Landlord receives written notice of exercise of the such option (the "Dish Option") from Tenant specifying (a) the type of Additional Dish/Antenna Tenant desires to install and (b) the date Tenant desires to commence the operation of the Additional Dish/Antenna, provided that such notice is delivered to Landlord not less than 120 days prior to the date Tenant desires to install and commence operations of the Additional Dish/Antenna; (ii) Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Dish Notice or at the time Tenant delivers its Dish Binding Notice (hereinafter defined); (iii) no more than 50% of the Premises is sublet in the aggregate (not including any subleases entered into pursuant to a Permitted Transfer) pursuant to one or more then currently effective subleases at the time that Tenant delivers its Dish Notice or at the time Tenant delivers its Dish Binding Notice; (iv) the Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Dish Notice or prior to the date Tenant delivers its Dish Binding Notice; and (v) Landlord approves of the type and size of Additional Dish/Antenna which Tenant desires to install (provided that such approval shall not be unreasonably withheld, conditioned or delayed). The Original Dish/Antenna and the Additional Dish/Antenna are collectively referred to herein as the "Dish/Antenna".
    2.
    Tenant shall pay monthly rent for the Additional Dish/Antenna based upon the Landlord's determination of the then prevailing rate for comparable dish/antennas at the Project (the "Additional Dish/Antenna Payments") The Additional Dish/Antenna Payments shall commence on a commencement date to be mutually agreed upon by Landlord and Tenant and shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Section IV of the Lease. The Original Dish/Antenna Payments and the Additional Dish/Antenna Payments are collectively referred to herein as the Dish/Antenna Payments.

    3.
    If Tenant is entitled to and properly exercises its Dish Option, Landlord shall prepare an amendment (the "Dish Amendment") to reflect the exercise of the Dish Option including the Additional Dish/Antenna Payments, the commencement date for the Additional Dish/Antenna, the location of the Additional Dish/Antenna and other appropriate terms. The Dish Amendment shall be:
    a.
    sent to Tenant within a reasonable time after receipt of the Binding Notice; and

    b.
    executed by Tenant and returned to Landlord in accordance with the terms set forth above.

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    4.
    In the event the Dish Option is properly exercised as provided above, the exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed one hundred (100) square feet (the "Additional Roof Space"). The Original Roof Space and the Additional Roof Space are collectively referred to herein as the "Roof Space".

    Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

  B.
  Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

  C.
  It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, will in no way damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

  D.
  Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Project. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said

5

    interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

  E.
  Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

  F.
  The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Lease Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

  G.
  In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

6

  H.
  Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Project or any other building.

  I.
  Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "Roof License Agreement") with respect to the use of roof space by tenants of the Project. Tenant, upon request of Landlord, shall enter into such Roof License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

  J.
  Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

  K.
  If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.
III.
SIGNAGE. Subject to the conditions precedent set forth below, Tenant, at Tenant's sole cost, shall be entitled to (1) place its name and logo on the monument sign for the Project located at the corner of Shoreline Drive and Stierlin Court, (2) place its name on each of the periodic directional signs along Stierlin Court leading to the Building, (3) place its name and logo on both sides of the monument sign in front of the Building, and (4) erect and install on the Building sign, eyebrow signage with Tenant's name and logo. The signs described above shall be collectively referred to herein as the "Signs". Landlord shall cause Prior Tenant's existing signage to be removed from the Building prior to the Commencement Date. Tenant's use and installation of the Signs shall be in accordance with all applicable signage codes, laws, regulations and ordinances. Tenant shall bear the responsibility for all costs associated with the Signs, including but not limited to design, government permits and approvals, construction, installation, insurance, on-going maintenance and removal and repair at the expiration of the Term. Upon expiration or earlier termination of the Lease, Tenant, at Tenant's sole cost and expense, shall remove all of the Signs and repair any damage caused by such removal. Tenant acknowledges and agrees that Tenant's right to install the Signs is specifically contingent upon and subject to satisfaction of the following conditions precedent: (1) Tenant's receipt of the prior approval (if required) of the City of Mountain View, California and any other applicable governmental entities; (2) Tenant's submission to Landlord, and Landlord's reasonable approval, of reasonably detailed drawings of the Signs prior to installation of the Signs, and (3) full compliance of the type, size and style of the Signs with the requirements of the Governing Documents and the design criteria of the Project.

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IV.
CONTINGENCY. This Lease is contingent upon the termination of that certain lease dated December 15, 1999 ("Prior Tenant Lease"), by and between Landlord and Visto Corporation, Inc. ("Prior Tenant") relating to the Premises. Landlord currently is negotiating the terms of an agreement with Prior Tenant to terminate or modify the Prior Tenant Lease (the "Prior Tenant Modification Agreement") with respect to the Premises. If the Prior Tenant Modification Agreement is executed by Landlord and Prior Tenant, Landlord shall so notify Tenant in writing. Such notification by Landlord shall constitute satisfaction of this contingency. If the Prior Tenant Modification Agreement has not been executed by Prior Tenant on or before 10 Business Days following the date this Lease has been executed by Tenant and Tenant has delivered all prepaid rental required hereunder to Landlord, then Landlord shall so notify Tenant in writing, and thereupon either Landlord or Tenant may terminate this Lease by providing written notice thereof to the other party hereto within 5 Business Days after the expiration of such 10 Business Day period. In the event the Prior Tenant Modification Agreement has not been fully executed within the required 10 Business Day period, and neither Landlord nor Tenant elects to terminate this Lease in the time and manner provided above, then this contingency shall be deemed to have been waived by Landlord and Tenant.

8

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.

LANDLORD:
EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company
By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member
	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner
By:
Name:
Title:
TENANT:
AEROGEN, INC., a Delaware corporation
By:
Name:
Title:

9

EXHIBIT F

PARKING AGREEMENT

    This Exhibit (the "Parking Agreement") is attached to and made a part of the Lease dated as of the      day of            , 2001, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and AEROGEN, INC., a Delaware corporation ("Tenant") for space in the Building located at 2071 Stierlin Court, Mountain View, California.

1.
The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.
Landlord hereby grants to Tenant and persons designated by Tenant a license to use 245 non-reserved parking spaces in the surface parking lot ("Parking Area") located at the Property. The term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Termination Date under the Lease, the sooner termination of the Lease, or Tenant's abandonment of the Premises thereunder. During the term of this license, Tenant shall pay Landlord the prevailing monthly charges established from time to time for parking in the Parking Area, payable in advance, with Tenant's payment of monthly Base Rent. The charge for such parking spaces during the initial Term of the Lease (but not any Renewal Term) is $0.00 per non-reserved parking space, per month. No deductions from the monthly charge shall be made for days on which the Parking Area is not used by Tenant. Tenant may, from time to time request additional parking spaces, and if Landlord in its discretion shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time.

3.
Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Area. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Parking Area from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such rules to park in the Parking Area, and any violation of the rules shall subject the car to removal from the Parking Area.

4.
The parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord shall have no liability whatsoever for any damage to items located in the Parking Area, nor for any personal injuries or death arising out of any matter relating to the Parking Area, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Area. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign reasonable numbers of specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that upon reasonable prior notice to Tenant (except in the event of an emergency, in which event no notice shall be required) the Parking Area may be closed entirely or in part in order to make repairs or

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  perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Area, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. To the extent reasonably practical, Landlord shall use commercially reasonable efforts to consult with Tenant and to not unreasonably interfere with the Tenant's use of the Parking Area. However, the foregoing shall not require Landlord to perform work after Normal Business Hours.

5.
If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Area any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 30 days' written notice, unless within such 30 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

RULES

  (i)
  Tenant shall have access to the Parking Area on a 24-hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Parking Area without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Area, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Area overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

  (ii)
  Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

  (iii)
  All directional signs and arrows must be observed.

  (iv)
  The speed limit shall be 5 miles per hour.

  (v)
  Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

  (vi)
  Parking is prohibited in all areas not expressly designated for parking, including without limitation:
  (a)
  Areas not striped for parking

  (b)
  aisles

  (c)
  where "no parking" signs are posted

  (d)
  ramps

  (e)
  loading zones
  (vii)
  Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as

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    requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

  (viii)
  Monthly fees (if applicable during any extension or renewal term) shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Parking Area is not used by Tenant or its designees.

  (ix)
  Parking Area managers or attendants are not authorized to make or allow any exceptions to these Rules.

  (x)
  Every parker is required to park and lock his/her own car.

  (xi)
  Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Area manager, if any, immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the garage immediately.

  (xii)
  Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

  (xiii)
  By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.
6.
TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE PARKING AREA OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, UNLESS SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S OR LANDLORD'S AGENTS' OR EMPLOYEES' WILLFUL MISCONDUCT, ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION.

7.
Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Area, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence. Notwithstanding the foregoing, except as provided in Article XVI of the Lease to the contrary, Tenant shall not be required to release, discharge, waive or relinquish any such claims against Landlord where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.

8.
The provisions of Article XIV and Article XXI of the Lease are hereby incorporated by reference as if fully recited.

    Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Area and is fully aware of the legal consequences of signing this instrument.

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    IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.

LANDLORD:
EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company
By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member
	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner
By:
Name:
Title:
TENANT:
AEROGEN, INC., a Delaware corporation
By:
Name:
Title:

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EXHIBIT G

FORM OF LETTER OF CREDIT

[Name of Financial Institution]
Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date
Applicant: Aerogen, Inc.

Beneficiary

EOP-Shoreline Technology Park, L.L.C.
c/o Equity Office Properties Trust
1735 Technology Drive
Suite 125
San Jose, California 95110
Attention: Leasing Director

Ladies/Gentlemen:

    We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of One Million Two Hundred Thousand and 00/100 U.S. Dollars ($1,200,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.
An original copy of this Irrevocable Standby Letter of Credit.

2.
Beneficiary's dated statement signed by one of its officers reading: "This draw in the amount of            U.S. Dollars ($            ) under your Irrevocable Standby Letter of Credit No.            represents funds due and owing to us as a result of the Applicant's uncured event of default under that certain Lease Agreement dated      , 2001 ("Lease") by and between EOP-Shoreline Technology Park, L.L.C., a Delaware limited liability company, as landlord, and AeroGen, Inc., a Delaware corporation, as tenant."

    It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above-referenced Lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall

1

permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

    This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

    We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

    All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at            to the attention of             .

Very truly yours,

Name:
Title:

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QuickLinks

TABLE OF CONTENTS
EXHIBIT A-1 OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2 OUTLINE AND LOCATION OF PROJECT
EXHIBIT A-3 OUTLINE AND LOCATION OF RECREATIONAL AREA
EXHIBIT B BUILDING RULES AND REGULATIONS
EXHIBIT C COMMENCEMENT LETTER (EXAMPLE)
EXHIBIT D WORK LETTER
EXHIBIT E ADDITIONAL PROVISIONS
EXHIBIT F PARKING AGREEMENT
RULES
EXHIBIT G FORM OF LETTER OF CREDIT